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                                                                    EXHIBIT (23)
                        CONSENT OF KPMG PEAT MARWICK LLP
THE BOARD OF DIRECTORS
First Fidelity Bancorporation
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-42050); Form S-8 (No. 33-1721); Form S-8 (No. 33-11234); Form
S-3 (No. 33-44660); Form S-8 (No. 33-47447); Form S-8 (No. 33-51964); Form S-8
(No. 33-54148); Form S-8 (No. 33-54274); Form S-3 (No. 33-50101); Form S-3 (No.
33-50103); Form S-8 (33-53103); Form S-8 (33-54739); Form S-8 (33-54905); Form
S-3 (33-56927); Form S-3 (33-57279); and Form S-4 (No. 33-58261) of First Union
Corporation of our report dated January 18, 1995, relating to the consolidated statements of condition of First Fidelity Bancorporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of First Fidelity Bancorporation. Our report dated January 18, 1995, contains an explanatory paragraph that states that First Fidelity Bancorporation changed its methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and certain investments in debt and equity securities in 1993.
                                         KPMG PEAT MARWICK LLP
New York, New York
June 29, 1995